Independent Auditors' Consent



To The Board of Trustees of
Oppenheimer Europe Fund:

We consent to the use in the Post-Effective Amendment No. 3 to the Registration Statement of Oppenheimer Europe Fund of our report dated September 22, 1999, included in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" included in the prospectus, which is a part of the registration statement and "Independent Auditors" included in such Statement of Additional Information.




/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
December 27, 1999